QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2002

GUESS?, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11893 (Commission File Number)	95-3679695 (IRS Employer Identification No.)

1444 S. Alameda Street
Los Angeles, California 90021
(Address of Principal Executive Offices)

(213) 765-3100
(Registrant's Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        On September 27, 2002, Guess?, Inc. (the "Company") and two of its subsidiaries, Guess? Retail, Inc. and Guess.com, Inc., entered into a new credit facility led by Wachovia Securities, Inc., as Arranger and Administrative Agent ("New Facility"), which replaces a previous credit agreement. The term of the New Facility is for a period of four years and provides for a maximum line of credit of $85 million, including a $47.5 million sub-limit for letters of credit. Borrowings available under the New Facility are subject to a borrowing base and outstanding borrowings are secured by inventory, accounts receivable and substantially all other personal property of the borrowers. For borrowings under the New Facility, the Company may elect an interest rate based on either the Prime Rate or a Eurodollar rate plus a margin, which fluctuates depending on availability under the New Facility and the Company's financial performance as measured by a cash flow test. This margin ranges from 0 to 75 basis points for Prime Rate loans and from 175 to 250 basis points for Eurodollar rate loans. Commitment fees for unused borrowings up to $60 million under the New Facility are 37.5 basis points. The New Facility requires the Company to maintain a minimum tangible net worth if excess availability under the New Facility is less that $20 million.

        Reference is made to the press release of Registrant issued on October 2, 2002, which contains information meeting the requirements of this Item 5 and is incorporated herein by this reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS
10.1
Loan and Security Agreement by and Among Congress Financial Corporation (Western) as Lender and Wachovia Securities, Inc., as the Arranger and Administrative Agent and Guess?, Inc., Guess? Retail, Inc. and Guess.com, Inc., as borrowers, dated as of September 27, 2002.
99.1	Press release issued October 2, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GUESS?, INC.

Dated: October 10, 2002	By:	/s/ RALPH W. FLICK Ralph W. Flick Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Loan and Security Agreement by and Among Congress Financial Corporation (Western) as Lender and Wachovia Securities, Inc., as the Arranger and Administrative Agent and Guess?, Inc., Guess? Retail, Inc. and Guess.com, Inc., as borrowers, dated as of September 27, 2002.
99.1	Press release issued October 2, 2002.

QuickLinks

Form 8-K
  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX